UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2025

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34780	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2311 East Locust Street Ontario, California	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On October 27, 2025, Focus Universal Inc. (the “Company”) issued a press release announcing the closing of $10,000,000 in preferred equity.

Private Placement of Series A Preferred Stock

On or about October 20, 2025, the Company committed the sale of 750,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) in a private placement to Edward Lee, the Chairman of the Company’s Board of Directors, as the lead investor and other accredited investors for an aggregate purchase price of $3,000,000, or $4.00 per share (the “Series A Private Placement”).

In connection with the Series A Private Placement, on or about October 15, 2025, the Company entered into a subscription agreement with each investor, the form of which is included hereto as Exhibit 10.1, is incorporated by reference into this Item 3.02.

The Series A Preferred Stock were offered and sold in a private placement to certain eligible investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Series A Preferred Stock have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Series A Preferred Stock in any jurisdiction in which such offer or solicitation would be unlawful.

Private Placement of Series B Preferred Stock

On or about October 21, 2025, the Company entered into a securities purchase agreement (the “Series B Agreement”) with private accredited investors (the “Investors”) the form of which is included hereto as Exhibit 10.2, is incorporated by reference into this Item 3.02. Pursuant to the terms and conditions of the Series B Agreement, the Investors committed to purchase up to $7,000,000 or 8,236 shares (the “Commitment Amount”) of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) at a price per share of $850.00 (the “Series B Private Placement”), which represents a 15% original issuance discount. There will be three Closings: (i) $3,000,000 for the purchase of the Series B Preferred Stock funded at the Initial Closing; (ii) $1,000,000 for the purchase of the Series B Preferred Stock funded on the date the Company files, (a) the Registration Statement on Form S-1 required by and pursuant to the Registration Rights Agreement and (b) the Information Statement with the SEC; and (iii) $3,000,000 for the purchase of the Series B Preferred Stock funded within two (2) Business Days after (a) such Registration Statement is declared effective by the SEC and (b) the Information Statement has become effective under Rule 14c-2 (including expiration of any applicable waiting period).

In connection with the Series B Private Placement, the Company and the Investors entered into a Registration Rights Agreement, the form of which is included hereto as Exhibit 10.3 and is incorporated by reference into this Item 3.02. The Company also entered into a Placement Agent Agreement with Spartan Capital Securities, LLC, the form of which is included hereto as Exhibit 10.4 and is incorporated by reference into this Item 3.02.

In connection with the Series B Private Placement, the Company’s executive officers and 5% shareholders entered into a Lock-Up Agreement effective October 21, 2025, and until December 29, 2025, the form of which is included hereto as Exhibit 10.5 and is incorporated by reference into this Item 3.02.

The Series B Preferred Stock were offered and sold in a private placement to certain eligible investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Series B Preferred Stock have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Series B Preferred Stock in any jurisdiction in which such offer or solicitation would be unlawful.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Certificate of Designation of Series A Preferred Stock

On October 21, 2025, the Company filed a Certificate of Designation of Series A Preferred Stock (“Series A Designation”) that had the effect of designating 1,000,000 shares of its 5,000,000 authorized shares of preferred stock as Series A Preferred Stock (“Series A Preferred Stock”). The Series A Designation as filed with the Secretary of State of Nevada, which is included hereto as Exhibit 3.1, is incorporated by reference into this Item 5.03.

Dividends

Each share of Series A Preferred Stock will be entitled to receive dividends paid on and equal to the Company’s common stock, par value $0.001 per share (“Common Stock”) when and if declared by the Board of Directors.

Voting Rights

The holders of Series A Preferred Stock have the voting rights as though the shares of Series A Preferred Stock have converted into Common Stock. In addition, as long as any shares of Series A Preferred Stock remain outstanding, the Series A Designation provides that the Company shall not, without the affirmative vote of holders of eighty percent (80%) of the then outstanding shares of Series A Preferred Stock, (a) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws as to adversely the designations, preferences, limitations, and relative rights of the Series A Preferred Stock or (b) effect any reclassification of the Series A Preferred Stock. Furthermore, the Company shall not amend, alter or repeal the Series A Designation without the affirmative vote of the holders of at least a majority of all outstanding shares of the Series A Preferred Stock, unless the Company needs to make a technical, corrective, administrative change that does not adversely affect the rights or preferences.

Liquidation Rights; Rank

Each share of Series A Preferred Stock ranks senior to the Company’s Common Stock in liquidation.

Conversion Rights

Each share of Series A Preferred Stock is convertible into 1.1 shares of restricted Common Stock at the option of the holder, at any time.

Redemption Rights

The shares of Series A Preferred Stock will not have any redemption rights.

Certificate of Designation of Series B Preferred Stock

On October 20, 2025, the Company filed a Certificate of Designation of Series B Preferred Stock (“Series B Designation”) that had the effect of designating 15,000 shares of its 5,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock (“Series B Preferred Stock”). The Series B Designation as filed with the Secretary of State of Nevada, which is included hereto as Exhibit 3.2, is incorporated by reference into this Item 5.03.

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Dividends

If the Company pays a dividend or distribution (other than one payable in Common Stock shares or its equivalents) on shares of Common Stock, the holders of shares of outstanding Series B Preferred Stock will be entitled to receive dividends paid on and equal to the Company’s Common Stock, as if each share of Series B Preferred Stock is converted into shares of Common Stock, when and if declared by the Board of Directors.

Voting Rights

The holders of Series B Preferred Stock have no voting rights.

As long as any shares of Series B Preferred Stock remain outstanding, the Series B Designation provides that the Company shall not, without the affirmative vote of holders of at least 50.1% of the then outstanding shares of Series B Preferred Stock, (a) amend or repeal, or add any provision to its charter documents if such action would alter or change adversely the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series B Preferred Stock.

Liquidation Rights; Rank

Each share of Series B Preferred Stock ranks senior to the Company’s Common Stock.

Conversion Rights

Each share of Series B Preferred Stock is convertible as follows:

(a)	Voluntary conversion. The holder of any shares of Series B Preferred Stock shall have the right, at its option at any time following the initial issuance date, to convert any such shares into Common Stock at the Conversion Rate, which is determined by dividing the number of shares Series B Preferred Stock to be converted by the Conversion Price (i.e., 85% of the lowest daily volume weighted average price of the Common Stock for any ten (10) Trading Days immediately prior to the date of conversion, subject to adjustment).

(b)	Triggering Event Conversion. At any time during the period between the date of a Triggering Event and ending on the date of the cure of such Triggering Event, the holder of any shares of Series B Preferred Stock shall have the right, at its option, to convert at the Triggering Event Conversion Price, which is the lesser of the Conversion Price and 75% of the lowest daily volume weighted average price of the Common Stock for any ten (10) Trading Days immediately prior to the date of conversion

Purchase Rights

If the Company grants, issues, or sells any options, convertible securities, or rights to purchase stock, warrants, securities, or other property pro rata to the Common Stock shareholders (the “Purchase Rights”), then each holder of Series B Preferred Stock will be entitled to the same.

Conversion Price Protection

If the Company issues or sells any securities (including Options or Convertible Securities) except any Exempt Issuance at an effective price (or exercise or conversion price) of less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or exercise or conversion price of the securities issued or sold.

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Participation Rights

Until the six (6) month anniversary of the issuance of the Series B Preferred Stock to the holder, upon the Company’s issuance of Common Stock (or its equivalents) for cash consideration intended to be exempt from registration (“Subsequent Financing”), the holders of outstanding shares of Series B Preferred Stock shall have the right to participate in an amount equal to an aggregate 30% of the Subsequent Financing on the same terms.

Beneficial Ownership Limitation

The Company shall not effect a conversion of the Series B Preferred Stock, and the holder of any shares of Series B Preferred Stock shall not have the right to voluntarily convert its shares of Series B Preferred Stock, to the extent that after giving effect to such exercise, such Person (together with such Person’s Affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A, filed with the Secretary of State of Nevada on October 21, 2025
3.2	Certificate of Designation of Series B, filed with the Secretary of State of Nevada on October 20, 2025
10.1	Form of Series A Preferred Stock Subscription Agreement between the Company and certain purchasers, dated October 15, 2025
10.2	Form of Series B Preferred Stock Subscription Agreement between the Company and certain purchasers, dated October 21, 2025
10.3	Form of Registration Rights Agreement between the Company and certain purchasers of Series B Preferred Stock, dated October 21, 2025
10.4	Form of Placement Agent Agreement between the Company and Spartan Capital Securities, LLC, dated October 21, 2025
10.5	Form of Lock-Up Agreement, dated October 21, 2025
99.1	Press Release by Focus Universal Inc. dated October 27, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2025

FOCUS UNIVERSAL, INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

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